EXHIBIT 32.1

CERTIFICATION

PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of EPL Intermediate, Inc. (the "Company") for the quarter ended September 29, 2010 as filed with the Securities and Exchange Commission ("Report"), I, Stephen J. Sather, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2010

/s/ Stephen J. Sather
Stephen J. Sather
Acting President and Chief Executive Officer
EPL Intermediate, Inc.

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to EPL Intermediate, Inc. and will be retained by EPL Intermediate, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.